CONSENT OF INDEPENDENT ACCOUNTANTS

RE:   Standish Crossover Bond Fund
      Standish Opportunistic High Yield Fund
      Standish Opportunistic Emerging Markets Debt Fund
      Standish High Yield Bond Fund

      We hereby consent to the reference to our Firm under the caption "Independent Accountants" in the Prospectus and "Experts and Financial Statements" in the Statement of Additional Information in the in the Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended of Standish, Ayer & Wood Investment Trust.



                                    PricewaterhouseCoopers LLP


Boston, Massachusetts
October 12, 2000